UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): September 11, 2008

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure

On September 11, 2008, the Company issued a press release announcing that Edward Guthrie, Executive Vice President and CFO, will present at the Jefferies 5th Annual Shipping, Logistics & Offshore Services Conference in New York City on Tuesday, September 16, 2008 at 9:00 a.m. EDT. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements or depictions included in the referenced presentation and set forth in this Current Report on Form 8-K involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.

ITEM 9.01.	Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed with this report.

Exhibit No.	Descriptions
99.1	Press Release of GulfMark Offshore, Inc. dated September 11, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2008		GulfMark Offshore, Inc.
(Registrant)
	By:	/s/ Edward A. Guthrie
	Name:	Edward A. Guthrie
	Title:	Executive Vice President and Chief Financial Officer